                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                    CURRENT REPORT PURSUANT TO SECTION 13 OR
                  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:  April 21, 1997


                                AUTOIMMUNE INC.
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            (Exact name of registrant as specified in its charter)


        Delaware                   0-20948                        13-3489062
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(State of incorporation          (Commission                    (IRS Employer
 or organization)                 File Number)               Identification No.)


           128 Spring Street, Lexington, MA                      02173
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       (Address of principal executive offices)               (Zip Code)


                Registrant's telephone number:   (617) 860-0710
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                                      N/A
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        (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.
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     A preliminary analysis of AutoImmune Inc.'s Phase III trial for Myloral(R)
for the treatment of multiple sclerosis showed no difference in response between active treatment and placebo. The Myloral(R) Phase III trial was a two year study designed to demonstrate a significant reduction in neurologic attack rates in patients suffering from multiple sclerosis. Patients were randomized in subgroups by DR type and sex. Substantial reductions from baseline were observed in all active and placebo groups, but they were of comparable magnitude. Disability associated with multiple sclerosis was examined as a secondary endpoint and there was no difference between active and placebo in the rate of disease progression by this measure. The groups were also indistinguishable in terms of safety parameters, with no serious adverse events attributable to treatment. All data from the trial will be reviewed with the Food and Drug Administration.

     The Company will conduct additional analysis of the Myloral(R) data before deciding what, if any, further efforts will be taken with this product. AutoImmune currently intends to direct its resources toward the development of Colloral(R), its product for rheumatoid arthritis, which is nearing completion of three Phase II clinical trials.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 AUTOIMMUNE INC.


                                 By:  /s/Robert C. Bishop, Ph.D.
                                      --------------------------------------
                                      Robert C. Bishop, Ph.D.
                                      President and Chief Executive Officer

Date:  April 29, 1997

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